BANPONCE FINANCIAL CORP.
            8.327% Junior Subordinated Deferrable Interest Debenture

No. 1                                                             $154,640,000

         BANPONCE FINANCIAL CORP., a corporation organized and existing under the laws of Delaware (hereinafter called the "Corporation", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to The First National Bank of Chicago, as Property Trustee for BanPonce Trust I, a statutory business trust created under the laws of the State of Delaware, or registered assigns, the principal sum of ONE HUNDRED AND FIFTY-FOUR MILLION, SIX HUNDRED FORTY THOUSAND DOLLARS on February 1, 2027. The Corporation further promises to pay interest on said principal sum from February 5, 1997, or from the most recent payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semi-annually (subject to deferral as set forth herein) in arrears on February 1 and August 1 of each year, commencing August 1, 1997, at the rate of 8.327% per annum, together with Additional Sums, if any, as provided in
Section 10.6 of the Indenture, until the principal hereof is paid or duly provided for or made available for payment; provided that any overdue principal, premium or Additional Sums and any overdue installment of interest shall bear Additional Interest at the rate of 8.327% per annum (to the extent that the payment of such interest shall be legally enforceable), compounded semi-annually, from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The amount of interest payable for any period shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment, which will be, if the Securities of this Series are in book-entry form, one Business Day prior to the relevant interest payment date and, if the Securities of this Series are not in book-entry form, January 17 or July 17 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         So long as no Event of Default has occurred and is continuing, the Corporation shall have the right, at any time during the term of this Security, from time to time to defer the payment of interest on this Security for up to 10 consecutive semi-annual interest payment periods with respect to each deferral period (each an "Extension Period") at the end of which the Corporation shall pay all interest then accrued and unpaid including any Additional Interest, as provided below; provided, however, that no Extension Period shall extend beyond the Stated Maturity of the principal of this Security and no such Extension Period may end on a date other than an Interest Payment Date; and provided, further, however, that during any such Extension Period, the Corporation shall not, and shall cause its subsidiaries not to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock, (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to this Security, or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any Subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to this Security (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a Subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any Rights Plan, or the issuance of rights, stock or other property under any Rights Plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period shall exceed 10 consecutive semi-annual interest payment periods, extend beyond the Stated Maturity of the principal of this Security or end on a date other than an Interest Payment Date. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof, but each installment of interest that would otherwise have been due and payable during such Extension shall bear Additional Interest (to the extent that the payment of such interest shall be legally enforceable) at the rate of 8.327% per annum, compounded semi-annually and calculated as set forth in the first paragraph of this Security, from the dates on which amounts would otherwise have been due and payable until paid or made available for payment. The Corporation shall give the Holder of this Security and the Trustee notice of its election to begin any Extension Period at least one Business Day prior to the next succeeding Interest Payment Date on which interest on this Security would be payable but for such deferral or so long as such Securities are held by BanPonce Trust I at least one Business Day prior to the earlier of
(i) the next succeeding date on which Distributions on the Capital Securities of such Issuer Trust would be payable but for such deferral, and (ii) the date on which the Property Trustee of such Issuer Trust is required to give notice to any securities exchange or other applicable self-regulatory organization or to holders of such Capital Securities of the record date or the date such Distributions are payable.

         Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Trustee maintained for that purpose in Chicago, Illinois, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Corporation payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register, or
(ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Securities Register.

         The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Debt of the Corporation, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt of the Corporation, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.


                                       BANPONCE FINANCIAL CORP.


                                       By: ______________________________
                                             Name:
                                             Title:

Attest: ______________________

         This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

Dated: ___________________


                                       THE FIRST NATIONAL BANK OF CHICAGO


                                       By:_______________________________
                                             Authorized Officer

                               Reverse of Security

         This Security is one of a duly authorized issue of securities of the Corporation (herein called the "Securities"), issued and to be issued in one or more series under the Junior Subordinated Indenture, dated as of February 5, 1997 (herein called the "Indenture"), among the Corporation, BanPonce Corporation, as Guarantor (the "Guarantor") and The First National Bank of Chicago, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Corporation, the Guarantor, the Trustee, the holders of Senior Debt and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof limited in aggregate principal amount to $154,640,000.

         All terms used in this Security that are defined in the Indenture or in the Amended and Restated Trust Agreement, dated as of February 5, 1997 (as modified, amended or supplemented from time to time, the "Trust Agreement"), relating to BanPonce Trust I (the "Issuer Trust") among the Corporation, as Depositor, the Guarantor, as Guarantor, and the Trustees named therein and the Holders from time to time of the Trust Securities issued pursuant thereto, shall have the meanings assigned to them in the Indenture or the Trust Agreement, as the case may be.

         The Corporation may at any time, at its option, on or after February 1, 2007, and subject to the terms and conditions of Article XI of the Indenture, redeem this Security in whole at any time or in part from time to time, at the following Redemption Prices (expressed as percentages of the principal amount hereof), if redeemed during the 12-month period beginning February 1:


Year                                                        Redemption Price
----                                                        ---------- -----

2007............................................................104.1635%
2008............................................................103.7472
2009............................................................103.3308
2010............................................................102.9145
2011............................................................102.4981
2012............................................................102.0818
2013............................................................101.6654
2014............................................................101.2491
2015............................................................100.8327
2016............................................................100.4164
and thereafter at a Redemption Price equal to 100% of the principal amount hereof, together, in the case of any such redemption, with accrued interest, including any Additional Interest, to but excluding the date fixed for redemption.

         In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         Prior to February 1, 2007, if a Tax Event or Capital Treatment Event shall occur and be continuing, the Corporation shall have the right, subject to the terms and conditions of Article XI of the Indenture, to redeem this Security at the option of the Corporation, in whole but not in part, at a Redemption Price equal to the greater of (i) 100% of the principal amount thereof or (ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the principal amount and premium payable with respect to an optional redemption on such Securities on February 1, 2007, together with scheduled payments of interest from the Redemption Date to February 1, 2007 (the "Remaining Life") discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate (as defined below), plus, in each case, accrued interest thereon to the Redemption Date.

                  "Adjusted Treasury Rate" means, with respect to any Redemption Date, the Treasury Rate (as defined below) plus (i) 1.20% if such Redemption Date occurs on or before February 1, 1998 or (ii) 0.50% if such Redemption Date occurs after February 1, 1998.

                  "Treasury Rate" means (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

                  "Comparable Treasury Issue" means with respect to any Redemption Date the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after February 1, 2007, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

                  "Quotation Agent" means Credit Suisse First Boston Corporation and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Corporation shall substitute therefor another Primary Treasury Dealer. "Reference Treasury Dealer" means (i) the Quotation Agent and (ii) any other Primary Treasury Dealer selected by the Trustee after consultation with the Corporation.

                  "Comparable Treasury Price" means (A) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer then three such Reference Treasury Dealer Quotations, the average of all such Quotations.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Dealer, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

         The provisions of Section 11.7 of the Indenture shall not apply to this Security.

         The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Corporation with certain conditions set forth in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the Corporation, the Guarantor and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Corporation, the Guarantor and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series to be affected by such supplemental indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Corporation or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the Securities of this series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of this series may declare the principal amount of all the Securities of this series to be due and payable immediately, by a notice in writing to the Corporation and the Guarantor (and to the Trustee if given by Holders) provided that, if upon an Event of Default, the Trustee or such Holders fail to declare the principal of all the Outstanding Securities of this series to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of the Capital Securities then Outstanding shall have the right to make such declaration by a notice in writing to the Corporation, the Guarantor and the Trustee; and upon any such declaration the principal amount of and the accrued interest (including any Additional Interest) on all the Securities of this series shall become immediately due and payable, provided that the payment of principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article XIII of the Indenture.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest (including any Additional Interest) on this

Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Corporation maintained under Section 10.2 of the Indenture for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Securities Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of this series, of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Corporation, the Guarantor, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Corporation, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Corporation, the Guarantor and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that for United States Federal, state and local tax purposes it is intended that this Security constitute indebtedness.

         THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND WHOLLY TO BE PERFORMED IN SUCH STATE.

                                    GUARANTEE
                                       OF
                              BANPONCE CORPORATION

         BANPONCE CORPORATION (the "Guarantor") hereby unconditionally guarantees to the Holder of this Security duly authenticated and delivered by the Trustee, the due and punctual payment of the principal, and premium, if any, of (including any amount in respect of original issue discount), and interest, if any (together with any Additional Interest and Additional Sums payable pursuant to the terms of this Security), on this Security and the due and punctual payment of the sinking fund payments, if any, and analogous obligations, if any, provided for pursuant to the terms of this Security, when and as the same shall become due and payable, whether at Stated Maturity or on redemption, repayment or upon declaration of acceleration or otherwise according to the terms of this Security and of the Indenture and covenants that it will comply with its obligations under the Indenture, including Section 10.7 thereof. In case of default by the Corporation in the payment of any such principal (including any amount in respect of original issue discount), and any premium or interest (together with any Additional Interest and Additional Sums payable pursuant to the terms of this Security), sinking fund payment, or analogous obligation, the Guarantor agrees duly and punctually to pay the same when and as the same shall become due and payable. The Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute and unconditional irrespective of any circumstances which may constitute a legal or equitable discharge of a surety or guarantor, including, without limitation, any modification of this Security, any invalidity, irregularity or unenforceability of this Security or the Indenture, any failure to enforce the same or any waiver, modification, consent or indulgence granted to the Corporation with respect thereto by the Holder of this Security or the Trustee. The Guarantor hereby waives diligence, presentment, demand or payment, filing of claims with a court in the event of merger or bankruptcy of the Corporation, any right to require a demand or proceeding first against the Corporation, protest or notice with respect to this Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this guarantee will not be discharged as to this Security except by payment in full of the principal of (including any amount payable in respect of original issue discount), and any premium or interest (together with any Additional Interest and Additional Sums payable pursuant to the terms of this Security), thereon.

         The indebtedness evidenced by this Guarantee is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Debt of the Guarantor, and this Guarantee is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Guarantee, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt of the Guarantor, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         Payments pursuant to this Guarantee shall be made without set-off, counterclaim, fees, liabilities or similar deductions, and free and clear of, and without deduction or withholding for, taxes, levies, imposts, duties, charges or fees of whatsoever nature now or hereafter imposed, levied, collected, deducted, withheld or assessed by or on behalf of the Commonwealth of Puerto Rico or any political subdivision or taxing authority thereof or therein, as provided for in Section 3.17 of the Indenture.

         The Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, by making any payment hereunder (i) to be subrogated to the rights of a Holder against the Corporation with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Corporation in respect thereof or (ii) to receive any payment, in the nature of contribution or for any other reason, from any other obligor with respect to such payment.

         This guarantee shall not be valid or become obligatory for any purpose with respect to this Security until the certificate of authentication on this Security shall have been signed by the Trustee.

         THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND WHOLLY TO BE PERFORMED IN SUCH STATE.

         IN WITNESS WHEREOF, Banponce Corporation has caused this Guarantee to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.


                                       BANPONCE CORPORATION


                                       By: __________________________
                                           Name:
                                           Title: